UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue
Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2025, BJ’s Restaurants, Inc. (the “Company”) entered into an Amendment to Cooperation Agreement (the “Amendment) with Act III Holdings, LLC (“Act III Holdings”), Act III Management, LLC (“Act III Management”), BJ’s Act III, LLC (“BJ’s Act III”), and SC 2018 Trust LLC (the “2018 Trust” and, collectively with Act III Holdings, Act III Management, and BJ’s Act III, the “Act III Parties”), which amended its Cooperation Agreement (the “Act III Cooperation Agreement’), dated December 30, 2024, between the Company and the Act III Parties.

The Amendment (i) extended the expiration date of the Act III Cooperation Agreement to June 30, 2027 from May 4, 2027, and (ii) amended the standstill restrictions to permit the Act III Parties and their respective Affiliates to acquire additional beneficial ownership of the Company’s Common Stock so long as such beneficial ownership does not result in Act III and its Affiliates owning or having economic exposure equal to, in the aggregate, more than 2,091,011 shares of Company Common Stock (representing approximately 9.9% of the Company’s outstanding Common Stock as of the date of the Amendment), but excluding shares currently owned by Noah Elbogen or acquired by him after the date of the Amendment as a result of equity grants made to him in connection with his service on the Company’s Board of Directors (the “Act III Ownership Cap”).

A summary of the Act III Cooperation Agreement, as amended by the Amendment, is set forth below:

(i)    The Act III Parties will be subject to customary standstill restrictions, including, among others, with respect to the acquisition of beneficial ownership of or otherwise having economic exposure in aggregate amount in excess of the Act III Ownership Cap, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;

(ii)    The Act III Parties will vote all shares of Common Stock beneficially owned by them in accordance with the Board’s recommendations with respect to (1) the election, removal and/or replacement of directors of the Company and (2) any other proposal submitted to shareholders, subject to certain exceptions relating to extraordinary transactions and recommendations made by Institutional Shareholder Services, Inc. or Glass Lewis & Co., LLC;

(iii)    Each party agrees not to disparage or sue the other party, subject to certain exceptions; and

(iv)    At the Company’s request, the Act III Parties will make their personnel and management available to collaborate with and support the Company’s management on key initiatives or organizational enhancements (including, without limitation, culinary, supply chain, marketing, design, technology and recruiting).

(v)    Unless otherwise mutually agreed to in writing by each party, this Act III Cooperation Agreement shall remain in effect until June 30, 2027.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Act III Cooperation Agreement which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 2, 2025, as amended by the Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Exhibits.

Exhibit No.	Description

10.1	Amendment to Cooperation Agreement, dated November 14, 2025, among the Company, Act III Holdings, LLC, Act III Management, LLC, BJ’s Act III, LLC, and SC 2018 Trust LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2025	BJ’S RESTAURANTS, INC. (Registrant)
	By:	/s/ LYLE D. TICK
Lyle D. Tick, Chief Executive Officer, President, and Director